Exhibit 99.1
news release
For Immediate Release
May 8, 2013

Employers Holdings, Inc. Reports First Quarter 2013 Earnings and Declares Second Quarter 2013 Dividend

Key Highlights
(Q1, 2013 compared to Q1, 2012 except where noted)

•	Net income before the LPT of $3.5 million; up $0.06 per diluted share

•	Overall net rate up 10.2%

•	Net written premiums of $172.0 million; up 23%

•	Net earned premiums of $148.0 million; up 35%

•	Revenues of $166.3 million; up 28%

•	Combined ratio before LPT improved 10.4 percentage points

Reno, Nevada-May 8, 2013-Employers Holdings, Inc. (“EHI” or the “Company”) (NYSE:EIG) today reported first quarter 2013 net income of $7.5 million or $0.24 per diluted share. Net income in the first quarter of 2012 was $6.3 million or $0.19 per diluted share.
Net income includes amortization of the deferred reinsurance gain related to the Loss Portfolio Transfer (“LPT”) Agreement. Consolidated net income before the impact of the LPT deferred reinsurance gain (the Company's non-GAAP measure described below) was 3.5 million or $0.11 per diluted share in the first quarter of 2013 and 1.8 million or $0.05 per diluted share in the first quarter of 2012.
The first quarter 2013 combined ratio was 106.9% (109.6% before the impact of the LPT deferred reinsurance gain), compared with 115.9% (120.0% before the impact of the LPT deferred reinsurance gain) for the first quarter of 2012. Year over year, the combined ratio improved 9.0 percentage points on a GAAP basis and 10.4 percentage points before the impact of the LPT.
President and Chief Executive Officer Douglas D. Dirks commented on the results: “We are pleased with our strong start in 2013. Our continued focus on targeted growth and pricing produced positive results in the first quarter. Revenues grew 28%, we increased net income before the LPT by $1.7 million or $0.06 per diluted share and our combined ratio before the LPT improved 10.4 percentage points."
Dirks continued: "Pricing improvements which began in late 2011 accelerated as the overall net rate increased 10.2% year over year. The net rate change at the end of the first quarter in our top (in terms of in-force premium) five states was positive relative to the end of last year's first quarter with double digit increases in four of those states - California, Illinois, Georgia, and Nevada. The remaining state in our top five is Florida, an administered pricing state. There we saw a net rate increase of just under 5%. These improved rate trends continued to exceed our loss cost trends and, as expected, we lowered our loss provision rate by nearly two percentage points in the first quarter. Major drivers of the substantive combined ratio improvement were the decrease in the loss provision rate to 75.1% and an 8.7 percentage point decline in our underwriting and other operating expense ratio. The expense ratio improvement was a function of increased business scale as we grew premium at a faster rate than operating costs."
Dirks concluded: "We are optimistic at this point in the year. It appears that loss trends are consistent with prior quarters while pricing continues to strengthen. Our balance sheet is strong and we believe our overall reserves are adequate. Targeted growth, pricing and cost containment will continue to be areas of focus for us throughout 2013."
Second Quarter Dividend
The Board of Directors declared a second quarter 2013 dividend of six cents per share. The dividend is payable on June 5, 2013 to stockholders of record as of May 22, 2013.

Conference Call and Web Cast; Form 10-Q; Supplemental Portfolio Listing
The Company will host a conference call on Thursday, May 9, 2013, at 8:30 a.m. Pacific Daylight Time. The conference call will be available via a live web cast on the Company's web site at www.employers.com. An archived version will be available several hours after the call. The conference call replay number is (888) 286-8010 with a pass code of 25745901. International callers may dial (617) 801-6888.
EHI expects to file its Form 10-Q for the quarter ended March 31, 2013, with the Securities and Exchange Commission (“SEC”) on or about Thursday, May 9, 2013. The Form 10-Q will be available without charge through the EDGAR system at the SEC's web site and will also be posted on the Company's website, www.employers.com, through the “Investors” link.
The Company provides a list of portfolio securities by CUSIP in the Calendar of Events, First Quarter “Investors” section of its web site at www.employers.com.
Discussion of Non-GAAP Financial Measures
This earnings release includes non-GAAP financial measures used to analyze the Company's operating performance for the periods presented.
These non-GAAP financial measures exclude impacts related to the LPT Agreement deferred reinsurance gain. The 1999 LPT Agreement was a non-recurring transaction that does not result in ongoing cash benefits and, consequently, the Company believes these non-GAAP measures are useful in providing stockholders and management a meaningful understanding of the Company's operating performance. In addition, these measures, as defined, are helpful to management in identifying trends in the Company's performance because the items excluded have limited significance in current and ongoing operations.
The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. The non-GAAP measures are not a substitute for GAAP measures and investors should be careful when comparing the Company's non-GAAP financial measures to similarly titled measures used by other companies.
Net Income before impact of the LPT Agreement. Net income less (a) amortization of deferred reinsurance gain–LPT Agreement; (b) adjustments to LPT Agreement ceded reserves; and (c) adjustments to contingent commission receivable–LPT Agreement.
Deferred reinsurance gain–LPT Agreement (Deferred Gain). This reflects the unamortized gain from the LPT Agreement. Under GAAP, this gain is deferred and amortized using the recovery method, whereby the amortization is determined by the proportion of actual reinsurance recoveries to total estimated recoveries, except for the contingent profit commission, which is amortized through June 30, 2024. The amortization is reflected in losses and LAE.
Gross Premiums Written. Gross premiums written is the sum of both direct premiums written and assumed premiums written before the effect of ceded reinsurance. Direct premiums written represents the premiums on all policies the Company's insurance subsidiaries have issued during the year. Assumed premiums written represents the premiums that the insurance subsidiaries have received from an authorized state-mandated pool.
Net Premiums Written. Net premiums written is the sum of direct premiums written and assumed premiums written less ceded premiums written. Ceded premiums written is the portion of direct premiums written that are ceded to reinsurers under reinsurance contracts. The Company uses net premiums written, primarily in relation to gross premiums written, to measure the amount of business retained after cession to reinsurers.
Losses and LAE before impact of the LPT Agreement. Losses and LAE less (a) amortization of Deferred Gain; (b) adjustments to LPT Agreement ceded reserves; and (c) adjustments to contingent commission receivable–LPT Agreement.
Losses and LAE Ratio. The losses and LAE ratio is a measure of underwriting profitability. Expressed as a percentage, it is the ratio of losses and LAE to net premiums earned.
Commission Expense Ratio. Commission expense ratio is the ratio (expressed as a percentage) of commission expense to net premiums earned.
Underwriting and Other Operating Expense Ratio. The underwriting and other operating expense ratio is the ratio (expressed as a percentage) of underwriting and other operating expense to net premiums earned.
Combined Ratio. The combined ratio represents a summary percentage of claims and expenses to net premiums earned. The combined ratio is the sum of the losses and LAE ratio, the commission expense ratio, and the underwriting and other operating expense ratio.
Combined Ratio before impacts of the LPT Agreement. Combined ratio before impacts of LPT is the GAAP combined ratio before (a) amortization of deferred reinsurance gain–LPT Agreement; (b) adjustments to LPT Agreement ceded reserves; and (c) adjustments to contingent commission receivable–LPT Agreement.

Equity including Deferred Gain. Equity including Deferred Gain is total equity plus the Deferred Gain.
Book value per share. Equity including Deferred Gain divided by number of shares outstanding.
Net rate. Net rate, defined as total premium in-force divided by total insured payroll exposure, is a function of a variety of factors, including rate changes, underwriting risk profiles and pricing, and changes in business mix related to economic and competitive pressures.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding the Company's future operations, growth and pricing strategies, and performance as well as the impact of pricing improvements on the Company, expectations regarding loss cost trends, and drivers of combined ratio and expense ratio improvement. Certain of these statements may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," or "continue," or other comparable terminology and their negatives. EHI and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in EHI's future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in EHI's public filings with the SEC, including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K.
The SEC filings for EHI can be accessed through the “Investors” link on the Company's website, www.employers.com, or through the SEC's EDGAR Database at www.sec.gov (EHI EDGAR CIK No. 0001379041). EHI assumes no obligation to update this release or the information contained herein, which speaks as of the date issued.
CONTACT:
Media: Ty Vukelich, (775) 327-2677, tvukelich@employers.com.
Analysts: Vicki Erickson Mills, (775) 327-2794, vericksonmills@employers.com.
Copyright © 2013 EMPLOYERS. All rights reserved. EMPLOYERS® and America's small business insurance specialist. ® are registered trademarks of Employers Insurance Company of Nevada. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low to medium hazard industries. Insurance subsidiaries include Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, and Employers Assurance Company, all rated A- (Excellent) by A.M. Best Company.  Additional information can be found at: http://www.employers.com.

Employers Holdings, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income

	Three Months Ended
	March 31,
(in thousands, except per share data)	2013	2012
Revenues	(unaudited)
Gross premiums written	$174,963	$142,794
Net premiums written	$172,026	$140,364
Net premiums earned	$147,975	$109,900
Net investment income	17,405	18,385
Realized gains on investments, net	794	1,778
Other income	103	81
Total revenues	166,277	130,144
Expenses
Losses and loss adjustment expenses	108,272	80,518
Commission expense	18,393	13,816
Underwriting and other operating expenses	31,540	32,989
Interest expense	808	902
Total expenses	159,013	128,225

Net income before income taxes	7,264	1,919
Income tax benefit	(226)	(4,421)
Net income	$7,490	$6,340
Less impact of LPT Agreement:
Amortization of the Deferred Gain related to losses	3,305	4,156
Amortization of the Deferred Gain related to contingent commission	382	269
Impact of LPT Contingent Commission Adjustments	275	136
Net income before LPT Agreement	$3,528	$1,779

Comprehensive income
Unrealized gains during the period (net of taxes of $14 and $3,255 for the three months ended March 31, 2013 and 2012, respectively)	$25	$6,044
Reclassification adjustment for realized gains in net income (net of taxes of $278 and $622 for the three months ended March 31, 2013 and 2012, respectively)	(516)	(1,156)
Other comprehensive income, net of tax	(491)	4,888
Total comprehensive income	$6,999	$11,228

Weighted average shares outstanding
Basic	30,914,478	32,649,205
Diluted	31,389,637	32,826,091

Earnings per common share
Basic and Diluted	$0.24	$0.19
Earnings per common share attributable to the LPT Agreement
Basic and Diluted	$0.13	$0.14
Earnings per common share before the LPT Agreement
Basic and Diluted	$0.11	$0.05

Employers Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

	As of	As of
(in thousands, except share data)	March 31, 2013	December 31, 2012
Assets	(unaudited)
Available for sale:
Fixed maturity securities at fair value (amortized cost $1,917,428 at March 31, 2013 and $1,869,142 at December 31, 2012)	$2,060,483	$2,024,428
Equity securities at fair value (cost $81,905 at March 31, 2013 and $81,067 at December 31, 2012)	137,401	125,086
Total investments	2,197,884	2,149,514
Cash and cash equivalents	130,889	140,661
Restricted cash and cash equivalents	4,694	5,353
Accrued investment income	19,096	19,356
Premiums receivable (less bad debt allowance of $6,471 at March 31, 2013 and $5,957 at December 31, 2012)	252,579	223,011
Reinsurance recoverable for:
Paid losses	9,101	9,467
Unpaid losses	798,546	805,386
Deferred policy acquisition costs	42,583	38,852
Deferred income taxes, net	27,649	26,231
Property and equipment, net	14,825	14,680
Intangible assets, net	10,332	10,558
Goodwill	36,192	36,192
Contingent commission receivable—LPT Agreement	19,526	19,141
Other assets	9,987	12,937
Total assets	$3,573,883	$3,511,339

Liabilities and stockholders’ equity
Claims and policy liabilities:
Unpaid losses and loss adjustment expenses	$2,258,299	$2,231,540
Unearned premiums	289,317	265,149
Total claims and policy liabilities	2,547,616	2,496,689
Commissions and premium taxes payable	42,939	40,825
Accounts payable and accrued expenses	15,669	19,522
Deferred reinsurance gain—LPT Agreement	277,466	281,043
Notes payable	112,000	112,000
Other liabilities	30,110	21,879
Total liabilities	3,025,800	2,971,958
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 150,000,000 shares authorized; 54,308,212 and 54,144,453 shares issued and 30,935,238 and 30,771,479 shares outstanding at March 31, 2013 and December 31, 2012, respectively	543	541
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued	—	—
Additional paid-in capital	329,549	325,991
Retained earnings	451,483	445,850
Accumulated other comprehensive income, net	129,058	129,549
Treasury stock, at cost (23,372,974 shares at March 31, 2013 and December 31, 2012)	(362,550)	(362,550)
Total stockholders’ equity	548,083	539,381
Total liabilities and stockholders’ equity	$3,573,883	$3,511,339

Equity including deferred reinsurance gain - LPT
Total stockholders’ equity	$548,083	$539,381
Deferred reinsurance gain–LPT Agreement	277,466	281,043
Total equity including deferred reinsurance gain–LPT Agreement (A)	$825,549	$820,424
Shares outstanding (B)	30,935,238	30,771,479
Book value per share (A * 1000) / B	$26.69	$26.66

Employers Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
(in thousands)	2013	2012
Operating activities	(unaudited)
Net income	$7,490	$6,340
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,393	1,414
Stock-based compensation	2,110	1,241
Amortization of premium on investments, net	2,020	1,533
Deferred income tax expense	(1,154)	(5,149)
Realized gains on investments, net	(794)	(1,778)
Excess tax benefits from stock-based compensation	(170)	—
Other	562	546
Change in operating assets and liabilities:
Premiums receivable	(30,082)	(26,133)
Reinsurance recoverable for paid and unpaid losses	7,206	11,501
Federal income taxes recoverable	855	1,021
Unpaid losses and loss adjustment expenses	26,759	(941)
Unearned premiums	24,168	30,765
Accounts payable, accrued expenses and other liabilities	4,455	4,886
Deferred reinsurance gain—LPT Agreement	(3,577)	(4,338)
Contingent commission receivable—LPT Agreement	(385)	(223)
Other	731	3,740
Net cash provided by operating activities	41,587	24,425
Investing activities
Purchase of fixed maturities	(90,117)	(108,218)
Purchase of equity securities	(5,328)	(18,443)
Proceeds from sale of fixed maturities	—	13,412
Proceeds from sale of equity securities	5,284	3,420
Proceeds from maturities and redemptions of investments	39,693	61,884
Proceeds from sale of fixed assets	113	42
Capital expenditures and other	(1,355)	(2,138)
Restricted cash and cash equivalents provided by (used in) investing activities	659	(4,312)
Net cash used in investing activities	(51,051)	(54,353)
Financing activities
Acquisition of treasury stock	—	(18,730)
Cash transactions related to stock-based compensation	1,374	(148)
Dividends paid to stockholders	(1,852)	(1,939)
Excess tax benefits from stock-based compensation	170	—
Net cash used in financing activities	(308)	(20,817)
Net decrease in cash and cash equivalents	(9,772)	(50,745)
Cash and cash equivalents at the beginning of the period	140,661	252,300
Cash and cash equivalents at the end of the period	$130,889	$201,555

Employers Holdings, Inc.
Calculation of Combined Ratio before the Impact of the LPT Agreement

	Three Months Ended
	March 31,
(in thousands, except for percentages)	2013	2012
	(unaudited)
Net premiums earned	$147,975	$109,900

Losses and loss adjustment expenses	108,272	80,518
Loss & LAE ratio	73.2%	73.3%

Amortization of Deferred Gain related to losses	$3,305	$4,156
Amortization of Deferred Gain related to contingent commission	382	269
LPT Contingent Commission Adjustments	275	136
Impact of LPT	2.7%	4.2%
Loss & LAE before impact of LPT	$112,234	$85,079
Loss & LAE ratio before impact of LPT	75.8%	77.4%

Commission expense	$18,393	$13,816
Commission expense ratio	12.4%	12.6%

Underwriting & other operating expenses(1)	$31,540	$32,989
Underwriting & other operating expenses ratio	21.3%	30.0%

Total expenses	$158,205	$127,323
Combined ratio	106.9%	115.9%

Total expense before impact of the LPT	$162,167	$131,884
Combined ratio before the impact of the LPT	109.6%	120.0%

Reconciliations to Current Accident Period Combined Ratio:
Losses & LAE before impact of LPT	$112,234	$85,079
Plus: Favorable (unfavorable) prior period reserve development	(1,130)	(525)
Accident period losses & LAE before impact of LPT	$111,104	$84,554

Losses & LAE ratio before impact of LPT	75.8%	77.4%
Plus: Favorable (unfavorable) prior period reserve development ratio	(0.7)	(0.5)
Accident period losses & LAE ratio before impact of LPT	75.1%	76.9%

Combined ratio before impact of the LPT	109.6%	120.0%
Plus: Favorable (unfavorable) prior period reserve development ratio	(0.7)	(0.5)
Accident period combined ratio before impact of LPT	108.9%	119.5%

(1) Policyholder dividends are now included in underwriting and other operating expenses.